QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements ("pro forma financial statements") have been prepared to reflect the mergers (the "Mergers") contemplated by the Agreement and Plan of Merger by and among Consolidated Communications Holdings, Inc. ("Consolidated"), SureWest Communications ("SureWest"), WH Acquisition Corp. and WH Acquisition II Corp. dated as of February 5, 2012, based on the purchase method of accounting, with Consolidated treated as the acquirer. The pro forma financial statements utilize the historical consolidated financial statements of Consolidated and SureWest, which are included in Consolidated's Annual Report on Form 10-K for the year ended December 31, 2011, Consolidated's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, SureWest's Annual Report on Form 10-K for the year ended December 31, 2011 and SureWest's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (collectively, the "Reports"). The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Mergers and factually supportable and, in the case of the statements of income, that are expected to have a continuing impact. The unaudited pro forma condensed combined statements of operations, which have been prepared for the quarter and twelve months ended March 31, 2012 and the year ended December 31, 2011, give effect to the Mergers as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet has been prepared as of March 31, 2012 and gives effect to the Mergers as if they had occurred on that date.

        As of May 23, 2012, Consolidated has not finalized the detailed valuation studies necessary to arrive at the required fair market value of the SureWest assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price. As indicated in Note 1 to the pro forma financial statements, Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of SureWest to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair values of SureWest's acquired assets and assumed liabilities recorded as goodwill. Actual results are expected to differ from these preliminary estimates once Consolidated has determined the final purchase price (as determined by the average closing price of Consolidated common stock for the 20 consecutive trading days ending on the second day preceding the closing date of the Mergers) for SureWest and completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurances that such finalization of the valuation studies will not result in material changes. Consolidated performed a preliminary assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in SureWest's historical financial statements to Consolidated's combined accounting policies and presentation. The review of the accounting policies and presentation is not yet complete and additional policy differences may be identified when completed.

        These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and SureWest included in the Reports.

        The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Mergers been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

        The pro forma financial statements do not include the realization of future cost savings or synergies or restructuring charges that are expected to result from Consolidated's acquisition of SureWest.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2012

(amounts in thousands, except per share amounts)

	Consolidated Communications	SureWest Communications	Pro Forma Adjustments	Note 4	Pro Forma Condensed Combined Consolidated Communications and SureWest Communications
Operating revenues	$93,364	$62,758	$138	(a)	$156,260
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	55,392	45,714	138	(a)	101,244
Transaction costs	4,822	3,292	(8,114)	(b)	—
Depreciation and amortization	22,137	15,946	2,341	(c)	40,424

Total operating expenses	82,351	64,952	(5,635)		141,668

Operating income (loss)	11,013	(2,194)	5,773		14,592
Other income (expense):
Interest expense	(14,600)	(2,213)	(3,458)	(d)	(20,271)
Investment income	6,466	25	—		6,491
Other, net	14	(154)	—		(140)

Income (loss) before income taxes	2,893	(4,536)	2,315		672
Income tax expense (benefit)	1,009	(622)	(352)	(e)	35

Net income (loss)	1,884	(3,914)	2,667		637
Less: net income attributable to noncontrolling interest	125	—	—		125

Net income (loss) attributable to common stockholders	$1,759	$(3,914)	$2,667		$512

Net income (loss) per common share—basic	$0.06	$(0.28)	n/a		$0.01

Net income (loss) per common share—diluted	$0.06	$(0.28)	n/a		$0.01

Shares of common stock used to calculate earnings per share:
Basic	29,689	14,036	(5,350)	(f)	38,375

Diluted	29,689	14,036	(5,350)	(f)	38,375

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2012

(amounts in thousands, except per share amounts)

	Consolidated Communications	SureWest Communications	Pro Forma Adjustments	Note 4	Pro Forma Condensed Combined Consolidated Communications and SureWest Communications
Operating revenues	$372,186	$250,256	$940	(a)	$623,382
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	221,972	172,285	940	(a)	395,197
Transaction costs	4,822	3,292	(8,114)	(b)	—
Depreciation and amortization	88,724	64,136	9,014	(c)	161,874

Total operating expenses	315,518	239,713	1,840		557,071

Operating income	56,668	10,543	(900)		66,311
Other income (expense):
Interest expense	(52,055)	(9,383)	(22,490)	(d)	(83,928)
Investment income	27,392	49	—		27,441
Other, net	610	(402)	—		208

Income before income taxes	32,615	807	(23,390)		10,032
Income tax expense	11,246	1,275	(9,605)	(e)	2,916

Net income (loss)	21,369	(468)	(13,785)		7,116
Less: net income attributable to noncontrolling interest	565	—	—		565

Net income (loss) attributable to common stockholders	$20,804	$(468)	$(13,785)		$6,551

Net income (loss) per common share—basic	$0.70	$(0.03)	n/a		$0.17

Net income (loss) per common share—diluted	$0.70	$(0.03)	n/a		$0.17

Shares of common stock used to calculate earnings per share:
Basic	29,624	13,938	(5,252)	(f)	38,310

Diluted	29,624	13,938	(5,252)	(f)	38,310

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2011

(amounts in thousands, except per share amounts)

	Consolidated Communications	SureWest Communications	Pro Forma Adjustments	Note 4	Pro Forma Condensed Combined Consolidated Communications and SureWest Communications
Operating revenues	$374,263	$248,053	$1,274	(a)	$623,590
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	222,963	169,363	1,274	(a)	393,600
Depreciation and amortization	88,745	63,965	9,185	(c)	161,895

Total operating expenses	311,708	233,328	10,459		555,495

Operating income	62,555	14,725	(9,185)		68,095
Other income (expense):
Interest expense	(49,394)	(11,586)	(23,350)	(d)	(84,330)
Investment income	27,843	39	—		27,882
Other, net	823	(41)	—		782

Income before income taxes	41,827	3,137	(32,535)		12,429
Income tax expense	14,845	1,335	(11,713)	(e)	4,467

Net income	26,982	1,802	(20,822)		7,962
Less: net income attributable to noncontrolling interest	572	—	—		572

Net income attributable to common stockholders	$26,410	$1,802	$(20,822)		$7,390

Net income per common share—basic	$0.88	$0.13	n/a		$0.19

Net income per common share—diluted	$0.88	$0.13	n/a		$0.19

Shares of common stock used to calculate earnings per share:
Basic	29,600	13,876	(5,190)	(f)	38,286

Diluted	29,600	13,936	(5,250)	(f)	38,286

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2012

(amounts in thousands)

	Consolidated Communications	SureWest Communications	Pro Forma Adjustments	Note 5	Pro Forma Condensed Combined Consolidated Communications and SureWest Communications
ASSETS
Current assets:
Cash and cash equivalents	$98,493	$5,446	$(72,637)	(b)	$31,302
Accounts receivable, net	34,169	18,899	—		53,068
Inventories	6,950	—	5,692	(a)	12,642
Income tax receivable	11,730	—	—		11,730
Deferred income taxes	4,825	2,422	—		7,247
Prepaid expenses and other current assets	9,563	7,730	1,074	(c)	18,367

Total current assets	165,730	34,497	(65,871)		134,356
Property, plant and equipment, net	326,550	523,012	(5,692)	(a)	911,255
			67,385	(c)
Investments	98,559	—	—		98,559
Intangible and other assets:
Tradenames, indefinite life assets and goodwill	532,909	45,814	24,096	(c)	602,819
Customer lists, net	52,276	1,114	23,886	(c)	77,276
Deferred charges and other assets	8,719	5,942	712	(d)	15,373

	593,904	52,870	48,694		695,468

	$1,184,743	$610,379	$44,516		$1,839,638

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,932	$3,443	$—		$17,375
Other accrued liabilities	37,359	24,378	(7,783)	(e)	53,954
Advance billings and deferred revenues	21,571	8,170	—		29,741
Dividends payable	11,603	—	—		11,603
Current portion of long-term debt and capital lease obligations	9,004	7,500	(7,500)	(f)	9,004
Current portion of pension and postretirement benefit obligations	2,579	—	—		2,579

Total current liabilities	96,048	43,491	(15,283)		124,256
Long-term debt and capital lease obligations, net of discount	873,462	200,000	133,035	(f)	1,206,497
Deferred income taxes	78,184	48,569	29,171	(g)	155,924
Accrued pension and other post-retirement benefits	92,012	54,957	—		146,969
Other liabilities and deferred revenues	4,990	6,662	—		11,652
Commitments and contingencies
Total stockholders' equity	40,047	256,700	(86,203)	(h)	194,340
			(16,204)	(h)

	$1,184,743	$610,379	$44,516		$1,839,638

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(amounts in thousands, except per share amounts)

1. Description of the Transaction

        On February 5, 2012, Consolidated and SureWest Communications ("SureWest") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Consolidated has agreed to acquire SureWest. The Merger Agreement provides for a two-step merger in which, first, a wholly-owned subsidiary of Consolidated will merge with and into SureWest, with SureWest as the surviving entity (the "First Merger"), and then SureWest will merge with and into a separate wholly-owned subsidiary of Consolidated (the "Second Merger" and together with the First Merger, the "Mergers"). As a result of these mergers, the separate corporate existence of SureWest will cease, and the wholly-owned subsidiary of Consolidated will continue as the surviving corporation and a wholly-owned subsidiary of Consolidated.

        Pursuant to the terms of the Merger Agreement, SureWest shareholders may elect to exchange each share of SureWest common stock for either $23.00 in cash (without interest) or shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing of the acquisition, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock. Overall elections are subject to proration so that 50% of the SureWest shares will be exchanged for cash and 50% for stock. The results of applying the collar and proration provisions are subject to adjustment to ensure the transaction will be treated as a tax-free reorganization for federal income tax purposes. Shares of SureWest with respect to which no election is timely made will be converted into the right to receive the cash consideration or the Consolidated common stock, as determined in accordance with the proration described in the Merger Agreement.

        Consolidated will account for its acquisition of SureWest using the purchase method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which are expected to change upon finalization of appraisals and other valuation studies. The final allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the SureWest acquisition. The final adjustments could be materially different from the pro forma adjustments presented herein.

        The unaudited pro forma condensed combined statement of operations includes certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization on the acquired tangible and intangible assets, increased interest expense on the debt expected to be incurred to complete the acquisition, amortization of deferred financing fees incurred in connection with the new borrowings and the tax impact of these pro forma adjustments.

        The unaudited pro forma condensed combined statement of operations does not reflect certain adjustments that are expected to result from the acquisition that may be significant, such as costs that may be incurred by Consolidated for integration and restructuring efforts, as well as payments under certain Change in Control Agreements with SureWest employees, because they are considered to be of a non-recurring nature.

        Upon completion of the Mergers, various triggering events will have occurred which result in the payment of various Change in Control Agreements to certain SureWest employees. The estimated payments under these agreements will range from approximately $12,000 to $14,000. No adjustment has been included in the pro forma financial statements for these payments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

1. Description of the Transaction (Continued)

        Consolidated expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. The transaction is expected to generate annual operating synergies of approximately $25,000, which will be phased in over the first two years after closing as integration projects are completed. The transaction is also expected to generate annual capital expenditure synergies of $5,000 to $10,000, which are expected to be fully realized by the end of the first full year after close on a run-rate basis. Consolidated also expects to incur merger and integration costs, excluding closing costs, of approximately $20,000 to $25,000 over the first two fiscal years following the close. No assurance can be given with respect to the ultimate level of such synergies or the timing of their realization.

2. Estimated Purchase Price

        The following is a preliminary estimate of the purchase price to be paid by Consolidated in the acquisition of SureWest:

Number of shares of SureWest common stock and equity awards estimated to be outstanding at the effective time of the First Merger(a)	14,826
Number of shares convertible into Consolidated common stock(b)	7,413
Exchange ratio(c)	1.1717
Number of shares of Consolidated common stock to be issued to holders of SureWest common stock(d)	8,686
Multiplied by cost per share of Consolidated common stock(e)	$19.63

Stock portion of the merger consideration		$170,497
Cash portion of the merger consideration(f)		170,497
Repayment of outstanding SureWest debt		207,500

Estimated purchase price		$548,494

(a)
Based on the number of shares of SureWest stock and equity awards outstanding as of March 31, 2012.

(b)
Represents 50% of the total consideration payable in Consolidated common stock.

(c)
Exchange ratio is subject to adjustment in accordance with the Merger Agreement. The exchange ratio is subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock. As a result of the terms of the exchange ratio, the final purchase price is subject to change and may result in additional or fewer Consolidated common stock being exchanged for SureWest common stock.

(d)
Represents the product of the number of shares of SureWest common stock convertible into Consolidated common stock based on the exchange ratio, which was estimated based on the closing price of Consolidated common stock as of March 31, 2012.

(e)
Represents the closing price of Consolidated common stock as of March 31, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

2. Estimated Purchase Price (Continued)

(f)
Represents the product of 50% of the estimated number of SureWest shares and equity awards outstanding as of March 31, 2012 and $23.00 per share.

3. Estimated purchase price allocation

        The estimated purchase price has been allocated to the estimated net tangible and intangible assets acquired and liabilities assumed on a preliminary basis as follows:

Estimated purchase price		$548,494

Current assets	41,263
Property, plant & equipment	584,705
Customer lists	25,000
Tradenames, indefinite life assets and goodwill	69,910
Other assets	2,966
Current liabilities	(35,991)
Pension & other postretirement benefit obligations	(54,957)
Deferred income taxes	(77,740)
Other liabilities	(6,662)
Net assets acquired		$548,494

        For purposes of preparing the pro forma financial statements, the estimated purchase price stated above has been allocated based on the preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be based on the estimated fair values at the completion of the Mergers and could vary significantly from the pro forma amounts due to various factors, including but not limited to, changes in the composition of SureWest's assets, liabilities, outstanding equity ownership shares, changes in the exchange ratio and changes in interest rates prior to the completion of the Mergers. Accordingly, the preliminary estimated fair values of the assets and liabilities recorded are subject to change pending additional information that may be developed by Consolidated and SureWest. Allocation of an increased portion of the purchase price to property, plant and equipment or any identifiable intangible asset with a finite life could reduce the amount of goodwill in the pro forma financial statements and may result in increased depreciation and/or amortization expense, which could be material.

4. Pro Forma Adjustments—Statements of Income

        Following are pro forma adjustments included in the unaudited pro forma condensed combined statements of income for the quarter and twelve months ended March 31, 2012 and the year ended December 31, 2011 and gives effect to the Mergers as if it had occurred on January 1, 2011:

  (a)
  Accounting Policies and Presentation

    In connection with the Merger Agreement, a preliminary review of the accounting policies and presentation of the financial statements of SureWest has been performed to conform to those of Consolidated. Based on this review, certain amounts included in SureWest's historical financial statements have been reclassified to conform to Consolidated's accounting policies

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statements of Income (Continued)

    and presentation. The pro forma adjustment reflects the reclassification of SureWest bad debt expense from operating revenues to operating expenses.

    The final results of the complete review of accounting policies and presentation may result in additional differences. There can be no assurances that such finalization will not result in material differences.

  (b)
  Transaction Costs

    In connection with the Merger Agreement, Consolidated and SureWest expect to incur estimated transaction costs of $21,200, of which $8,114 were incurred through March 31, 2012. These costs have been excluded from the unaudited pro forma condensed combined statements of income since they are considered to be of a non-recurring nature. The pro forma adjustment reflects the removal of transaction costs of $8,114 that were incurred by Consolidated and SureWest during the quarter and twelve months ended March 31, 2012.

  (c)
  Depreciation and Amortization

    The pro forma adjustments to depreciation and amortization reflect the removal of the historical basis of depreciation and amortization for the SureWest assets and the increase in depreciation and amortization expense for property and equipment and finite-lived intangible assets acquired in the SureWest acquisition, based on the write-up of these assets to their fair values in accordance with Statement of Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 805, Business Combinations. The following table summarizes the pro forma adjustments to depreciation and amortization:

	Quarter Ended March 31, 2012	Twelve Months Ended March 31, 2012	Year Ended December 31, 2011
Removing historical depreciation and amortization	$(15,946)	$(64,136)	$(63,965)
Recording new depreciation and amortization	18,287	73,150	73,150

	$2,341	$9,014	$9,185

  (d)
  Interest Expense

    The pro forma adjustments to interest expense, as summarized in the following table, reflect the removal of SureWest's historical interest expense and the additional interest expense resulting from the new borrowings to finance the acquisition. The pro forma adjustments are

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statements of Income (Continued)

    based on the amounts borrowed and the interest rates assumed to be in effect at the closing of the Mergers.

	Estimated Principal Outstanding	Estimated Interest Rate	Quarter Ended March 31, 2012	Twelve Months Ended March 31, 2012	Year Ended December 31, 2011
Removal of historical interest expense:
SureWest interest expense			$(2,213)	$(9,383)	$(11,586)
Consolidated amortization of debt issuance costs for bridge notes			(3,063)	(3,063)	—
Recording of new interest expense:
Notes	$300,000	10.875%	8,156	32,625	32,625
Revolver	$35,000	3.49%	305	1,221	1,221
Amortization of discount			62	246	246
Amortization of debt issuance costs:
Notes			211	844	844

Net adjustment to interest expense			$3,458	$22,490	$23,350

    The pro forma adjustments are based on drawing on the existing Revolving credit facility and on the issuance of privately placed notes as if such transactions had occurred on January 1, 2011. These pro forma adjustments also include amortizing a discount on the privately placed notes based on a term of eight years.

    For all periods presented, pro forma interest expense includes the amortization of financing costs related to the private placement offering of $6,750 based on a term of eight years. Pro forma interest expense does not include amortization of financing costs of $3,063 incurred during the quarter ended March 31, 2012 related to the bridge facility commitment entered into in connection with the Mergers.

  (e)
  Income Tax Expense

    The blended effective tax rate applied to the deductible pro forma adjustments related to the Mergers and related financing is 36% for the periods presented. The pro forma adjustments for transaction costs incurred in connection with the Mergers have been treated consistent with the historical deductibility for income tax purposes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statements of Income (Continued)

  (f)
  Earnings Per Share

    The pro forma adjustment reflects the change in outstanding shares to calculate basic and dilutive earnings per share based on the Mergers:

	Quarter Ended March 31, 2012	Twelve Months Ended March 31, 2012	Year Ended December 31, 2011
Shares Used in Basic Earnings Per Share
Cancellation of SureWest shares	(14,036)	(13,938)	(13,876)
Issuance of Consolidated shares	8,686	8,686	8,686

	(5,350)	(5,252)	(5,190)

Shares Used in Diluted Earnings Per Share
Cancellation of SureWest shares	(14,036)	(13,938)	(13,936)
Issuance of Consolidated shares	8,686	8,686	8,686

	(5,350)	(5,252)	(5,250)

5. Pro Forma Adjustments—Balance Sheet

        The following are the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2012 and gives effect to the Mergers as if they had occurred on that date:

  (a)
  Accounting Policies and Presentation

    In connection with the Merger Agreement, a preliminary review of the accounting policies and presentation of the financial statements of SureWest has been performed to conform to those of Consolidated. Based on this review, certain amounts included in SureWest's historical financial statements have been reclassified to conform to Consolidated's accounting policies and presentation. The pro forma adjustment reflects the reclassification of SureWest construction inventory of $5,692 from property, plant and equipment to current assets.

    The final results of the complete review of accounting policies and presentation may result in additional differences. There can be no assurances that such finalization will not result in material differences.

  (b)
  Cash

    Pro forma adjustments to cash are the result of cash used to fund the acquisition of SureWest, estimated transaction costs to be paid after March 31, 2012, and costs associated with entering

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

5. Pro Forma Adjustments—Balance Sheet (Continued)

    into the new credit facilities. Following is a preliminary estimate of net cash used for the Mergers:

Cash consideration for acquisition	$(170,497)
Estimated transaction costs—Consolidated	(7,300)
Estimated transaction costs—SureWest	(7,500)
Deferred financing costs	(12,875)
Incremental borrowings	125,535

Net cash used	$(72,637)

    As of March 31, 2012, Consolidated and SureWest have paid approximately $3,900 and $2,500, respectively, in transaction costs, which are included in the historical cash balances as of March 31, 2012.

  (c)
  Fair Value Estimates

    The pro forma adjustments reflect the preliminary purchase accounting fair value estimates for the net assets to be acquired. This is an estimate based on preliminary purchase price allocation which is subject to final allocation upon completion of the valuation process.

Increase to assets held for sale	$1,074
Increase to property, plant and equipment, net	67,385
Increase to customer lists, net	23,886

$92,345

Tradenames, indefinite life assets and goodwill:
Increase to tradenames, indefinite life assets and goodwill	$69,910
Remove historical SureWest goodwill	(45,814)

$24,096

  (d)
  Deferred Financing Costs

    Consolidated will incur $6,750 of deferred financing costs related to privately placed notes, excluding legal and accounting fees. The pro forma adjustments to deferred financing costs are as follows:

Removal of SureWest deferred financing costs	$(2,976)
Removal of Consolidated deferred financing costs for bridge facility	(3,062)
Recording of new deferred financing costs associated with privately placed notes	6,750

$712

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

5. Pro Forma Adjustments—Balance Sheet (Continued)

  (e)
  Other Accrued Liabilities

    The pro forma adjustment reflects the cash payment of accrued transaction and financing costs included in Consolidated and SureWest's historical financial statements at March 31, 2012.

  (f)
  Debt

    The pro forma adjustments reflect the payment and incurrence of debt as follows:

Non-current portion:
Repayment of existing SureWest credit facility	$(200,000)
Notes	300,000
Discount on Notes	(1,965)
Revolver	35,000

Adjustment to non-current portion of long-term debt	$133,035

Current portion:
Repayment of existing SureWest credit facility	$(7,500)

  (g)
  Income Taxes

    The pro forma adjustments reflect the income tax impact assuming a marginal combined state and federal tax rate of approximately 36% of the pro forma adjustments resulting from the Mergers. The pro forma adjustments to current deferred tax assets and long-term deferred tax liabilities reflect the change in fair value of the net assets to be acquired.

  (h)
  Stockholders' Equity

    The pro forma stockholders' equity reflects the following adjustments:

Equity issued to SureWest shareholders	$170,497
Elimination of historical SureWest shareholders' equity	(256,700)

$(86,203)

    In addition, retained earnings were reduced by $16,204 for estimated transaction and financing costs. The estimated transaction costs expected to be incurred in connection with the Mergers have not been assessed for deductibility for income tax purposes and accordingly are assumed to be nondeductible for pro forma purposes.

QuickLinks

  EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2012 (amounts in thousands, except per share amounts)
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED MARCH 31, 2012 (amounts in thousands, except per share amounts)
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2011 (amounts in thousands, except per share amounts)
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2012 (amounts in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (amounts in thousands, except per share amounts)